Exhibit 99.2

Agile Therapeutics Announces Proposed Underwritten Public Offering of Common Stock and Warrants

PRINCETON, N.J., October 7, 2021 (GLOBE NEWSWIRE) -- Agile Therapeutics, Inc. (Nasdaq: AGRX), a women’s healthcare company, today announced that it intends to offer and sell shares of its common stock and warrants to purchase shares of its common stock in an underwritten public offering. All shares being offered are to be sold by Agile Therapeutics. The proposed offering is subject to market and other conditions, and there can be no assurances as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Oppenheimer & Co. Inc. is acting as the sole book-running manager for the offering.

The shares of common stock and warrants to purchase shares of its common stock described above are being offered by Agile Therapeutics pursuant to its shelf registration statement on Form S-3 filed on October 2, 2020 and declared effective on October 14, 2020 by the Securities and Exchange Commission.  The offering is being made only by means of a preliminary prospectus supplement and the accompanying prospectus, copies of which may be obtained, when available, from Oppenheimer & Co., Inc., Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8055 or by e-mail at EquityProspectus@opco.com.

Before investing in the offering, you should read in their entirety the prospectus supplement and accompanying prospectus and the other documents that Agile Therapeutics has filed with the Securities and Exchange Commission that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about Agile Therapeutics and the offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women.  Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method.  Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol), a transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website.

Follow Agile on Linked In and Twitter: @AgileTher.

Forward-Looking Statement

Certain information contained in this press release includes "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995, including statements related to our public offering. We may, in some cases, use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," “might," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties as a result of various important factors, including the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and various other factors.  For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our prospectus supplement to be filed with the Securities and Exchange Commission (SEC) on October 8, 2021 under the heading “Risk Factors” and those documents incorporated by reference therein, which includes our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Source: Agile Therapeutics

Media Inquiries:

Matt Riley

Head of Investor Relations and Corporate Communications

mriley@agiletherapeutics.com